As filed with the Securities and Exchange Commission on April 8, 2013

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FOMENTO ECONÓMICO MEXICANO, S.A.B. DE C.V.

(Exact name of registrant as specified in its charter)

Mexican Economic Development, Inc.

(Translation of registrant’s name into English)

United Mexican States

(State or other jurisdiction of incorporation or organization)

Not Applicable

(I.R.S. Employer Identification Number)

General Anaya No. 601 Pte.

Colonia Bella Vista

Monterrey, NL 64410 Mexico

Telephone: (52-81) 8328-6000

(Address and telephone number of registrant’s principal executive offices)

Puglisi & Associates

850 Library Avenue, Suite 204

Newark, Delaware 19711

Telephone: (302) 738-6680

(Name, address and telephone number of agent for service)

Copies to:

Duane McLaughlin

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, New York 10006

(212) 225-2000

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Debt securities Warrants Guarantees of debt securities	See Note (1)

(1)	The registrant is registering an indeterminate amount of securities for offer and sale from time to time at indeterminate offering prices. In reliance on Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of all of the registration fee relating to the registration of securities.

PROSPECTUS

FOMENTO ECONÓMICO MEXICANO, S.A.B. DE C.V.

DEBT SECURITIES

WARRANTS

GUARANTEES

We may from time to time offer debt securities, warrants to purchase debt securities or guarantees of debt securities issued by others. This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. When we offer securities, the specific terms of the securities, the offering price and the specific manner in which they may be offered, will be described in supplements to this prospectus.

Investment in the securities involves risks. See “Risk Factors” beginning on page 4 of this prospectus.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

THE SECURITIES HAVE NOT BEEN AND WILL NOT BE REGISTERED WITH THE NATIONAL SECURITIES REGISTRY (REGISTRO NACIONAL DE VALORES) MAINTAINED BY THE MEXICAN NATIONAL BANKING AND SECURITIES COMMISSION (COMISIÓN NACIONAL BANCARIA Y DE VALORES, OR “CNBV”), AND MAY NOT BE OFFERED OR SOLD PUBLICLY IN MEXICO, EXCEPT THAT THE SECURITIES MAY BE OFFERED AND SOLD IN MEXICO, PURSUANT TO THE PRIVATE PLACEMENT EXEMPTION SET FORTH IN ARTICLE 8 OF THE MEXICAN SECURITIES MARKET LAW (LEY DEL MERCADO DE VALORES), TO INSTITUTIONAL AND QUALIFIED INVESTORS. UPON THE ISSUANCE OF ANY SECURITIES, WE WILL NOTIFY THE CNBV OF THE ISSUANCE, INCLUDING THE PRINCIPAL CHARACTERISTICS OF THE SECURITIES AND THE OFFERING OF THE SECURITIES OUTSIDE MEXICO. SUCH NOTICE WILL BE DELIVERED TO THE CNBV TO COMPLY WITH A LEGAL REQUIREMENT AND FOR INFORMATION PURPOSES ONLY, AND THE DELIVERY TO AND THE RECEIPT BY THE CNBV OF SUCH NOTICE, DOES NOT CONSTITUTE OR IMPLY ANY CERTIFICATION AS TO THE INVESTMENT QUALITY OF THE SECURITIES OR OF OUR SOLVENCY, LIQUIDITY OR CREDIT QUALITY OR THE ACCURACY OR COMPLETENESS OF THE INFORMATION SET FORTH IN THIS PROSPECTUS. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS THE EXCLUSIVE RESPONSIBILITY OF THE ISSUER AND HAS NOT BEEN REVIEWED OR AUTHORIZED BY THE CNBV.

April 8, 2013

We are responsible for the information contained in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein. We have not authorized any person to give you any other information, and we take no responsibility for any other information that others may give you. This document may only be used where it is legal to sell these securities. You should not assume that the information contained in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference are accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates. We are not making an offer of these securities in any state where the offer is not permitted.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. Under this shelf process, Fomento Económico Mexicano, S.A.B. de C.V. may from time to time offer debt securities, warrants to purchase debt securities or guarantees of debt securities issued by others.

As used in this prospectus, “FEMSA,” “we,” “our” and “us” refer to Fomento Económico Mexicano, S.A.B. de C.V. and its consolidated subsidiaries, unless the context otherwise requires or unless otherwise specified.

This prospectus only provides a general description of the securities that we may offer. Each time we offer securities, we will prepare a prospectus supplement containing specific information about the particular offering and the terms of those securities. We may also add, update or change other information contained in this prospectus by means of a prospectus supplement or by incorporating by reference information we file with the SEC. The registration statement that we filed with the SEC includes exhibits that provide more detail on the matters discussed in this prospectus. Before you invest in any securities offered by this prospectus, you should read this prospectus, any related prospectus supplement and the related exhibits filed with the SEC, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

FORWARD-LOOKING STATEMENTS

Some of the information contained or incorporated by reference in this prospectus may contain words, such as “believe,” “expect” and “anticipate” and similar expressions that identify forward-looking statements. Use of these words reflects our views about future events and financial performance. Actual results could differ materially from those projected in these forward-looking statements as a result of various factors that may be beyond our control, including but not limited to:

•	effects on our company from changes in our relationship with or among our affiliated companies;

•	movements in the prices of raw materials;

•	changes in customer demand;

•	competition; and

•	significant developments in Mexico or international economic or political conditions or changes in the regulatory environment applicable to us, including foreign investment and antitrust regulations.

Forward-looking statements involve inherent risks and uncertainties. Accordingly, we caution readers not to place undue reliance on these forward-looking statements. In any event, these statements speak only as of their respective dates, and we undertake no obligation to update or revise any of them, whether as a result of new information, future events or otherwise.

FEMSA

FEMSA is a leading company that participates in the beverage industry through Coca-Cola FEMSA, S.A.B. de C.V., which we refer to as Coca-Cola FEMSA, the largest franchise bottler of Coca-Cola products in the world; in the retail industry through FEMSA Comercio, S.A. de C.V., which we refer to as FEMSA Comercio, operating OXXO, the largest and fastest-growing chain of small-format stores in Latin America; and in the beer industry, through its ownership of the second largest equity stake in Heineken, one of the world’s leading brewers with operations in 178 countries. As of December 31, 2012, FEMSA had total revenues of Ps. 238,309 million.

Fomento Económico Mexicano, S.A.B. de C.V. is a sociedad anónima bursátil de capital variable (a listed variable capital stock corporation) organized under the laws of Mexico with its principal executive offices at General Anaya No. 601 Pte., Colonia Bella Vista, Monterrey, Nuevo León 64410, México. Our telephone number at this location is (52-818) 328-6000.

RISK FACTORS

We have set forth risk factors in our most recent annual report on Form 20-F, which is incorporated by reference in this prospectus. We have also set forth below certain additional risk factors that relate specifically to securities we may offer using this prospectus. We may include further risk factors in more recent reports on Form 6-K incorporated in this prospectus by reference, or in a prospectus supplement. You should carefully consider all these risk factors in addition to the other information presented or incorporated by reference in this prospectus.

Risks Relating to Debt Securities

There may not be a liquid trading market

If an active market for our debt securities does not develop, the price of our debt securities and the ability of a holder of debt securities to find a ready buyer will be adversely affected. As a result, we cannot assure you as to the liquidity of any trading market for our debt securities.

Creditors of our subsidiaries will have priority over the holders of our debt securities in claims to assets of our subsidiaries

The debt securities will be obligations of FEMSA and not of any of our subsidiaries. We conduct substantially all of our business and hold substantially all of our assets through our subsidiaries. Claims of creditors of our subsidiaries, including trade creditors, holders of bonds and banks and other lenders, will have priority over the holders of debt securities of FEMSA in claims to assets of our subsidiaries, and claims of creditors against subsidiaries will have priority over the holders of debt securities in claims to assets of our subsidiaries. In addition, our ability to meet our obligations, including under our debt securities, will depend, in significant part, on our receipt of cash dividends, advances and other payments from our subsidiaries.

Judgments of Mexican courts enforcing our obligations under the debt securities would be payable only in Mexican pesos

If proceedings were brought in Mexico seeking to enforce in Mexico our obligations in respect of debt securities, we would be required to discharge our obligations in Mexico solely in Mexican pesos and not in U.S. dollars or any other foreign currency. Under the Ley Monetaria de los Estados Unidos Mexicanos (the Mexican Monetary Law), an obligation denominated in a currency other than Mexican pesos that is payable in Mexico, whether as a result of the enforcement of a judgment or pursuant to an agreement, may be satisfied in Mexican pesos at the rate of exchange in effect on the date of payment. This rate is currently determined by Banco de México and published in the Diario Oficial de la Federación (the Official Gazette of the Federation). As a result, any amount paid by us in Mexican pesos to holders of debt securities may not be readily convertible into the amount of U.S. dollars or other currency that we are obligated to pay under the applicable indenture or that, if converted, such amounts may not be sufficient to purchase U.S. dollars equal to the amount of principal, interest, and additional interest due under the debt securities. In addition, our obligation to indemnify these holders against exchange losses may be unenforceable in Mexico.

Investors may experience difficulties in enforcing civil liabilities against us or our directors, officers and controlling persons.

FEMSA is organized under the laws of Mexico, and most of our directors, officers and controlling persons reside outside the United States. In addition, all or a substantial portion of our assets and the assets of our directors, officers and controlling persons are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States on such persons or to enforce judgments against them, including in any action based on civil liabilities under the U.S. federal securities laws. Based on the opinion of Carlos Eduardo Aldrete Ancira, our general counsel, the enforceability against these persons in Mexico in actions for enforcement of judgments of U.S. courts of liabilities predicated solely upon the U.S. federal securities laws will be subject to certain requirements provided for in the Mexican Federal Civil Procedure Code and any applicable treaties. Some of the requirements may include personal service of process and that the judgments of U.S. courts are not contrary to Mexican public policy.

The enforceability of our obligations under the debt securities would be affected in the event of bankruptcy

Under Mexico’s Ley de Concursos Mercantiles (Law on Mercantile Reorganization), if we were declared bankrupt or in concurso mercantil (bankruptcy reorganization), our obligations under our debt securities:

•	would be converted into Mexican pesos and then from Mexican pesos into inflation-adjusted units, or Unidades de Inversión;

•	would not be adjusted to take into account any depreciation of the Mexican peso against the U.S. dollar or other currency occurring after such declaration;

•	would cease to accrue interest;

•	would be satisfied at the time claims of all our creditors are satisfied;

•	would be subject to the outcome of, and priorities recognized in, the relevant proceedings; and

•	would be subject to certain statutory preferences, including tax, social security and labor claims and claims of secured creditors.

The collection of interest on interest may not be enforceable in Mexico

Mexican law does not permit the collection of interest on interest and, as a result, the accrual of default interest, if any, on past due ordinary interest accrued in respect of the notes may be unenforceable in Mexico.

Developments in other countries may affect prices for the debt securities and adversely affect our ability to raise additional financing.

The market value of securities of Mexican companies is, to varying degrees, influenced by economic and securities market conditions in other emerging market countries. Although economic conditions are different in each country, investors’ reaction to developments in one country can have effects on the securities of issuers in other countries, including Mexico. We cannot assure you that events elsewhere, especially in emerging markets, will not adversely affect the market value of our securities.

RATIO OF EARNINGS TO FIXED CHARGES

The table below presents our consolidated ratios of earnings to fixed charges for each of the periods indicated.

Fomento Económico Mexicano, S.A.B. de C.V. and Subsidiaries

Computation of Ratio of Earnings to Fixed Charges

Amounts in Millions of Mexican Pesos, Except Ratios

IFRS	2012		2011
Earnings available for fixed charges:
Income before income taxes and share of the profit of associates and joint ventures accounted for using the equity method	Ps.	27,530	Ps.	23,552
Distributed income from equity investees		1,697		1,661
Plus:
Fixed charges		3,463		3,249
Amortization of capitalized interest		14		3
Less:
Capitalized interest		38		185
Non-controlling interest		—		—

	Ps.	32,666	Ps.	28,280

Fixed Charges:
Interest expense, net		2,506		2,302
Capitalized interest		38		185
Estimate of the interest within rental expense		919		762

Total fixed charges	Ps.	3,463	Ps.	3,249

Ratio of earnings to fixed charges		9.43		8.70

USE OF PROCEEDS

Unless otherwise disclosed in connection with a particular offering of securities, we intend to use the net proceeds from the sale of the securities for general corporate purposes.

DESCRIPTION OF DEBT SECURITIES

Unless otherwise specified in the applicable prospectus supplement, our debt securities will be issued under a base indenture, dated as of April 8, 2013 (the “base indenture”), and supplemental indentures relating to particular series of debt securities (collectively, the “indenture”). The indenture is an agreement between us and The Bank of New York Mellon, as trustee.

Our debt securities will not be guaranteed by any of our subsidiaries.

The following section summarizes the material terms that are common to all series of debt securities issued by FEMSA, and to the indenture under which such securities are issued, unless otherwise indicated in this section or in the prospectus supplement relating to a particular series. We will describe the particular terms of each series of debt securities offered in a supplement to this prospectus.

Because this section is a summary, it does not describe every aspect of the debt securities and the indenture. This summary is subject to and qualified in its entirety by reference to all the provisions of the indenture, including the definition of various terms used in the indenture. For example, we describe the meanings for only the more important terms that have been given special meanings in the indenture. We also include references in parentheses to some sections of the base indenture.

The indenture and the documents relating to each series of debt securities contain the full legal text of the matters summarized in this section. We have filed a copy of the base indenture with the SEC as an exhibit to the registration statement of which this prospectus forms a part. We will file a copy of the supplemental indentures relating to particular series of debt securities with the SEC. Upon request, we will provide you with a copy of the indenture. See “Where You Can Find More Information” for information concerning how to obtain a copy.

In this section, references to “we,” “us” and “our” are to Fomento Económico Mexicano, S.A.B. de C.V. only and do not include our subsidiaries or affiliates. References to “holders” mean those who have debt securities registered in their names on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in debt securities issued in book-entry form through The Depository Trust Company or in debt securities registered in street name. Owners of beneficial interests in debt securities should refer to “Form of Debt Securities, Clearing and Settlement.”

The debt securities will be issued in one or more series. The following discussion of provisions of the debt securities, including, among others, the discussion of provisions described under “—Redemption of Debt Securities,” “—Defaults, Remedies and Waiver of Defaults,” “—Modification and Waiver” and “—Defeasance,” applies to individual series of debt securities.

General

Indenture

Unless otherwise specified in the applicable prospectus supplement, the debt securities will be issued under an indenture, dated as of April 8, 2013, as supplemented from time to time. The indenture is an agreement between us and The Bank of New York Mellon, as trustee. The trustee has the following two main roles:

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First, the trustee can enforce your rights against us if we default in respect of the debt securities. There are some limitations on the extent to which the trustee acts on your behalf, which we describe under “—Defaults, Remedies and Waiver of Defaults.”

•	Second, the trustee performs administrative duties for us, such as making interest payments and sending notices to holders of debt securities.

Ranking of the Debt Securities

We are a holding company and our principal assets are shares that we hold in our subsidiaries. Our debt securities will be senior unsecured obligations and, as such, will not be secured by any of our assets or properties or any assets or properties of any of our subsidiaries. As a result, by owning the debt securities, you will be one of our unsecured creditors. The debt securities will not be subordinated or senior to any of our other unsecured and unsubordinated obligations. In the event of a bankruptcy or liquidation proceeding against us, the debt securities would rank equally in right of payment with all our other unsecured and unsubordinated obligations.

The debt securities will be effectively subordinated to any secured obligations we may incur in the future and to all of the existing and future obligations of our subsidiaries. Claims of creditors of our subsidiaries, including trade creditors and bank and other lenders, will have priority over the holders of the debt securities in claims to assets of our subsidiaries.

Stated Maturity and Maturity

The day on which the principal amount of the debt securities is scheduled to become due is called the “stated maturity” of the principal. The principal may become due before the stated maturity by reason of redemption or acceleration after a default. The day on which the principal actually becomes due, whether at the stated maturity or earlier, is called the “maturity” of the principal.

We also use the terms “stated maturity” and “maturity” to refer to the dates when interest payments become due. For example, we may refer to a regular interest payment date when an installment of interest is scheduled to become due as the “stated maturity” of that installment. When we refer to the “stated maturity” or the “maturity” of the debt securities without specifying a particular payment, we mean the stated maturity or maturity, as the case may be, of the principal.

Rate of Interest of the Debt Securities

The debt securities will bear interest at a fixed or floating rate. If the debt securities bear interest at a floating rate, the floating interest rate formula will be based on one or more base rates plus or minus a fixed amount or multiplied by a specified percentage.

Form and Denominations

The debt securities will be issued only in fully registered book-entry form without coupons and in denominations of U.S. $150,000 and integral multiples of U.S. $2,000 in excess thereof, unless otherwise specified in the applicable prospectus supplement. (Section 302)

Except in limited circumstances, the debt securities will be issued in the form of global debt securities. See “Form of Debt Securities, Clearing and Settlement.”

Further Issues

Unless otherwise specified in the applicable prospectus supplement, we reserve the right, from time to time without the consent of holders of a particular series of the debt securities, to issue additional debt securities on terms and conditions substantially identical to those of such series of the debt securities (except as to denomination and as may otherwise be provided in any applicable prospectus supplement). (Section 301)

Payment Provisions

Payments on the Debt Securities

We will pay interest on the debt securities on the interest payment dates stated in the applicable prospectus supplement and at maturity. Each payment of interest due on an interest payment date or at maturity will include interest accrued from and including the last date to which interest has been paid or made available for payment, or from the issue date, if none has been paid or made available for payment, to but excluding the relevant payment date.

For interest due on a debt security on an interest payment date, we will pay the interest to the holder in whose name the debt security is registered at the close of business on the regular record date relating to the interest payment date. For interest due, but not punctually paid or duly provided for, on any interest payment date, we will pay the interest to the person or entity entitled to receive the principal of the debt security. (Section 306)

For principal due on a debt security at maturity, we will pay the amount to the holder of the debt security against surrender of the debt security at the proper place of payment. (Section 1001)

Unless otherwise specified in the applicable prospectus supplement, we will compute interest on debt securities bearing interest at a fixed rate on the basis of a 360-day year of twelve 30-day months.

The regular record dates relating to the interest payment dates for any debt security will be set forth in the applicable prospectus supplement.

Payments on Global Debt Securities.  For debt securities issued in global form, we will make payments on the debt securities in accordance with the applicable procedures of the depositary as in effect from time to time. (Section 1002) Under those procedures, we will make payments through the trustee or a paying agent directly to the depositary, or its nominee, as the registered holder of the global debt security and not to any indirect holders who own beneficial interests in a global debt security. An indirect holder’s right to receive those payments will be governed by the rules and practices of the depositary and its participants.

Payments on Certificated Debt Securities.  For debt securities issued in certificated form, we will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder at the holder’s address shown on the register maintained by the security registrar as of the close of business on the regular record date (Section 202). In addition, if we issue debt securities in certificated form, holders of debt securities in certificated form will be able to receive payment on their debt securities at the office or agency of the Company maintained in New York City or any other place as we may set forth in the applicable prospectus supplement. (Section 1002)

Payment When Offices Are Closed

If any payment is due on a debt security on a day that is not a business day, we will make the payment on the day that is the next business day. Payments postponed to the next business day in this situation will be treated under the indenture or the supplemental indenture as if they were made on the original due date. Postponement of this kind will not result in a default under the debt securities, the indenture or the supplemental indenture. If interest on the debt securities is calculated on the basis of a 360-day year of twelve 30-day months, no interest will accrue on the postponed amount from the original due date to the next day that is a business day.

“Business day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is (a) not a day on which banking institutions in New York City or Mexico City generally are authorized or obligated by law, regulation or executive order, as applicable, to close and (b) in the case of debt securities issued in certificated form, a day on which banks and financial institutions are generally open for business in the location of each office of a paying agent, but only with respect to a payment to be made at the office of such paying agent. (Section 101)

Paying Agents

If we issue debt securities in certificated form, we may appoint one or more financial institutions to act as our paying agents, at whose designated offices the debt securities may be surrendered for payment at their maturity. We may add, replace or terminate paying agents from time to time; provided that if any debt securities are issued in certificated form, so long as such debt securities are outstanding, we will maintain a paying agent in New York City. We may also choose to act as our own paying agent. Initially, we have appointed the trustee, at its corporate trust office in New York City, as a paying agent.

Unclaimed Payments

All money paid by us to the trustee or any paying agent that remains unclaimed at the end of two years after the amount is due to a holder will be repaid to us. After that two-year period, the holder may look only to us for payment and not to the trustee, any paying agent or anyone else. (Section 1003)

Payment of Additional Interest

We are required by Mexican law to deduct Mexican withholding taxes from payments of interest (or amounts deemed interest) to holders of debt securities who are not residents of Mexico for tax purposes as described under “Taxation—Mexican Tax Considerations.”

Subject to the limitations and exceptions described below, we will pay to holders of the debt securities all additional interest that may be necessary so that every net payment of interest or principal or premium to the holder will not be less than the amount provided for in the debt securities. By net payment, we mean the amount that we or our paying agent will pay the holder after we deduct or withhold an amount for or on account of any present or future taxes, duties, assessments or other governmental charges imposed or levied with respect to that payment (or the payment of such additional interest) by a Mexican taxing authority or the taxing authority of any other country under whose laws we or any successor of us (assuming the obligations of the debt securities, the indenture and any applicable supplemental indenture following a merger, consolidation or transfer, lease or conveyance of substantially all of our assets and properties) are organized at the time of payment, except for the United States (each, a “Taxing Jurisdiction”).

Our obligation to pay additional interest is, however, subject to several important exceptions. We will not pay additional interest to or on behalf of any holder or beneficial owner, or to the trustee, for or on account of any of the following:

•

any taxes, duties, assessments or other governmental charges imposed solely because at any time there is or was a connection between the holder and the Taxing Jurisdiction (other than the mere receipt of a payment or the ownership or holding of a debt security or the enforcement of rights with respect to a debt security);

•	any estate, inheritance, gift, sales, transfer, personal property or other similar tax, assessment or other governmental charge imposed with respect to the debt securities;

•

any taxes, duties, assessments or other governmental charges imposed solely because the holder or any other person fails to comply with any certification, identification or other reporting requirement concerning the nationality, residence, identity or connection with the Taxing Jurisdiction of the holder or any beneficial owner of the debt security if compliance is required by law, regulation or by an applicable income tax treaty to which such Taxing Jurisdiction is a party and which is effective, as a precondition to exemption from, or reduction in the rate of, the tax, assessment or other governmental charge and we have given the holders at least 30 calendar days’ notice prior to the first payment date with respect to which such certification, identification or reporting requirement is required to the effect that holders will be required to provide such information and identification;

•	any tax, duty, assessment or other governmental charge payable otherwise than by deduction or withholding from payments on the debt securities;

•

any taxes, duties, assessments or other governmental charges with respect to a debt security presented for payment more than 15 days after the date on which the payment became due and payable or the date on which payment thereof is duly provided for and notice thereof given to holders, whichever occurs later, except to the extent that the holders of such debt security would have been entitled to such additional interest on presenting such debt security for payment on any date during such 15-day period;

•

any payment on a debt security to a holder that is a fiduciary or partnership or a person other than the sole beneficial owner of any such payment, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such a partnership or the beneficial owner of the payment would not have been entitled to the additional interest had the beneficiary, settlor, member or beneficial owner been the holder of such debt security;

•

any taxes, duties, assessments or other governmental charges that are imposed on a payment to an individual and are required to be made pursuant to European Council Directive 2003/48/EC on the taxation of savings income or any other directive implementing the conclusions of the ECOFIN Council meetings of November 26 and 27, 2000, December 13, 2001, and January 21, 2003, or any law or agreement implementing or complying with, or introduced in order to conform to, such a directive; and

•	any combination of the items in the bullet points above. (Section 1008)

The limitations on our obligations to pay additional interest described in the third bullet point above will not apply if the provision of information, documentation or other evidence described in the applicable bullet point would be materially more onerous, in form, in procedure or in the substance of information disclosed, to a holder or beneficial owner of a debt security, taking into account any relevant differences between U.S. and Mexican law, regulation or administrative practice, or the laws, regulations or administrative practices of any other Taxing Jurisdiction, than comparable information or other reporting requirements imposed under U.S. tax law (including the United States/Mexico Income Tax Treaty), regulations (including proposed regulations) and administrative practice. (Section 1008(a))

Applicable Mexican regulations currently allow us to withhold at a reduced rate, provided that we comply with certain information reporting requirements. Accordingly, the limitations on our obligations to pay additional interest described in the third bullet point above also will not apply with respect to any Mexican withholding taxes unless (a) the provision of the information, documentation or other evidence described in the applicable bullet point is expressly required by the applicable Mexican regulations, (b) we cannot obtain the information, documentation or other evidence necessary to comply with the applicable Mexican regulations on our own through reasonable diligence and (c) we otherwise would meet the requirements for application of the applicable Mexican regulations.

In addition, the limitation described in the third bullet point above does not require that any person that is not a resident of Mexico for tax purposes, including any non-Mexican pension fund, retirement fund or financial institution, register with the Secretaría de Hacienda y Crédito Público (the Ministry of Finance and Public Credit, or the “SHCP”) or with the Servicio de Administración Tributaria (the Tax Administration Service or “SAT”) to establish eligibility for an exemption from, or a reduction of, Mexican withholding tax.

We will remit the full amount of any taxes withheld to the applicable taxing authorities in accordance with the applicable law of the Taxing Jurisdiction. We will also provide the trustee with documentation (which may consist of copies of such documentation) reasonably satisfactory to the trustee evidencing the payment of taxes in respect of which we have paid any additional interest. We will provide copies of such documentation to the holders of the debt securities or the relevant paying agent upon request. (Section 1008(a))

In the event that additional interest actually paid with respect to the debt securities pursuant to the preceding paragraphs is based on rates of deduction or withholding of taxes in excess of the appropriate rate applicable to the holder of such debt securities, and as a result thereof such holder is entitled to make a claim for a refund or credit of such excess from the authority imposing such withholding tax, then such holder shall, by accepting such debt securities, be deemed to have assigned and transferred all right, title and interest to any such claim for a refund or credit of such excess to us. However, by making such assignment, the holder makes no representation or warranty that we will be entitled to receive such claim for a refund or credit and incurs no other obligation with respect thereto. (Section 1008(d))

Any reference in this prospectus, the base indenture, any applicable supplemental indenture or the debt securities to principal, premium, if any, interest or any other amount payable in respect of the debt securities by us will be deemed also to refer to any additional interest that may be payable with respect to that amount under the obligations referred to therein. (Section 1008(e))

Redemption of Debt Securities

We will not be permitted to redeem the debt securities before their stated maturity, except as set forth below. The debt securities will not be entitled to the benefit of any sinking fund—meaning that we will not deposit money on a regular basis into any separate account to repay your debt securities. In addition, you will not be entitled to require us to repurchase your debt securities from you before the stated maturity. (Section 1101(a))

Optional Redemption

If so indicated in the applicable prospectus supplement, we will be entitled, at our option, to redeem some or all of the outstanding debt securities from time to time at the redemption price set forth in the applicable prospectus supplement. If the debt securities are redeemable only on or after a specified date or upon the satisfaction of additional conditions, the prospectus supplement will specify the date or describe the conditions. In each case we will also pay you accrued and unpaid interest, if any, to the redemption date. Debt securities, or any portion thereof called for redemption, will stop bearing interest on and after the redemption date, unless the redemption payment of such debt security is not paid to you upon surrender. (Sections 301, 1101 and 1104)

Redemption for Taxation Reasons

If either:

•

as a result of any amendment to, or change in, the laws (or any rules or regulations thereunder) of Mexico, or any amendment to or change in an official interpretation or application of such laws, rules or regulations, which amendment to or change of such laws, rules or regulations becomes effective on or after the date of this offering memorandum, we would be obligated on the next succeeding interest payment date, after taking such measures as we may consider reasonable to avoid this requirement, to pay additional interest in excess of that attributable to a withholding tax rate of 4.9% with respect to the debt securities (see “—Payment of Additional Interest” and “Taxation—Mexican Tax Considerations”); or

•

in the event that we or any successor of us (assuming the obligations of the debt securities and the indenture following a merger, consolidation or transfer, lease or conveyance of substantially all of our assets and properties) are organized under the laws of any Taxing Jurisdiction other than Mexico (the date on which we or a successor become subject to any such Taxing Jurisdiction, the “Succession Date”), and as a result of any amendment to, or change in, the laws (or any rules or regulations thereunder) of such Taxing Jurisdiction, or any political subdivision or taxing authority thereof or therein affecting taxation, any amendment to or change in an official interpretation or application of such laws, rules or regulations, which amendment to or change of such laws, rules or regulations becomes effective after the Succession Date, we would be obligated on the next succeeding interest payment date, after taking such measures as we may consider reasonable to avoid this requirement, to pay additional interest in excess of that attributable to any withholding tax rate imposed by such Taxing Jurisdiction as of the Succession Date with respect to the debt securities, then we may, at our option, redeem the debt securities, in whole but not in part, at any time on giving not less than 30 nor more than 60 days’ notice, at a redemption price equal to 100% of the outstanding principal amount of the debt securities being redeemed, plus accrued and unpaid interest and any additional interest due thereon up to but not including the date of redemption; provided, however, that (1) no notice of redemption for tax reasons may be given earlier than 90 days prior to the earliest date on which we would be obligated to pay this additional interest if a payment on the debt securities were then due and (2) at the time such notice of redemption is given such obligation to pay such additional interest remains in effect. (Section 1101(c))

Prior to the giving of any notice of redemption for taxation reasons, we will deliver to the trustee:

•

a certificate signed by one of our duly authorized representatives stating that we are entitled to effect the redemption and setting forth a statement of facts showing that the conditions precedent to our right of redemption for taxation reasons have occurred; and

•

an opinion of legal counsel (which may be our in-house counsel) of recognized standing to the effect that we have or will become obligated to pay such additional interest as a result of such change or amendment. (Section 1101(d))

This notice, after it is delivered to the holders, will be irrevocable. (Section 1102)

Covenants

The following covenants will apply to us and our subsidiaries for so long as any debt security remains outstanding. These covenants restrict our ability and the ability of our subsidiaries to enter into certain transactions. However, these covenants do not limit our ability to incur indebtedness or require us to comply with financial ratios or to maintain specified levels of net worth or liquidity. In addition, these covenants and the indenture generally do not limit the ability of our principal shareholders to reduce their ownership interest in us.

Limitation on Liens

We may not, and we may not allow any of our significant subsidiaries to, create, incur, issue or assume any liens on our property to secure debt where the debt secured by such liens would exceed an aggregate amount equal to the greater of (1) U.S. $2,800.00 million and (2) 16% of our Consolidated Net Tangible Assets less, in each case, the aggregate amount of attributable debt of us and our significant subsidiaries pursuant to the first bullet point under “—Limitation on Sales and Leasebacks,” unless we secure the debt securities equally with, or prior to, the debt secured by such liens. This restriction will not, however, apply to the following:

•

liens on property acquired and existing on the date the property was acquired or arising after such acquisition pursuant to contractual commitments entered into prior to such acquisition and not in contemplation of such acquisition;

•

liens on any property securing debt incurred or assumed for the purpose of financing its purchase price or the cost of its construction, improvement or repair; provided that such lien attaches to the property within 12 months of its acquisition or the completion of its construction, improvement or repair and does not attach to any other property;

•

liens existing on any property of any subsidiary prior to the time that the subsidiary became a subsidiary of ours or liens arising after that time under contractual commitments entered into prior to and not in contemplation of that event;

•	liens on any property securing debt owed by a subsidiary of ours to us or to another of our subsidiaries;

•	liens existing on the date the debt securities are issued;

•	liens resulting from the deposit of funds or evidence of debt in trust for the purpose of defeasing our debt or the debt of any of our subsidiaries;

•

any (i) liens for taxes, assessments and other governmental charges and (ii) attachment or judgment liens, in each case, the payment of which is being contested in good faith by appropriate proceedings for which such reserves or other appropriate provision, if any, as may be required by International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”) shall have been made;

•	liens on accounts receivable, inventory, or bottles and cases to secure working capital or revolving credit debt incurred in the ordinary course of business;

•	liens resulting from a direct or indirect pledge of any or all of our shares in Heineken N.V. or Heineken Holdings N.V. or any holding company the principal assets of which consist of such shares;

•	any liens on real estate related to retail or commercial locations operated by us or our subsidiaries that is contributed to a trust (a “Real Estate Trust”); and

•

liens arising out of the refinancing, extension, renewal or refunding of any debt described above, provided that the aggregate principal amount of such debt is not increased and such lien does not extend to any additional property. (Section 1006)

“Consolidated Net Tangible Assets” means at any time the total assets (stated net of properly deductible items, to the extent not already deducted in the computation of total assets) appearing on our consolidated balance sheet less all goodwill and intangible assets appearing on such balance sheet, all determined on a consolidated basis at such time in accordance with IFRS. (Section 101)

For purposes of this covenant, the covenant set forth under “—Limitation on Sale and Leaseback Transactions” and the events of default set forth under “—Default, Remedies and Waiver of Default—Events of Default,” “significant subsidiary” means any of our subsidiaries that meets the definition of significant subsidiary under Regulation S-X as promulgated by the SEC. As of December 31, 2012, our significant subsidiaries consisted of Coca-Cola FEMSA, S.A.B. de C.V., FEMSA Comercio, S.A. de C.V. and CB Equity LLP. (Section 101)

Limitation on Sales and Leasebacks

We may not, and we may not allow any of our significant subsidiaries to, enter into any sale and leaseback transaction without effectively providing that the debt securities will be secured equally and ratably with or prior to the sale and leaseback transaction, unless:

•

the aggregate amount of attributable debt of us and our significant subsidiaries pursuant to this bullet point would not exceed an aggregate amount equal to the greater of (1) U.S. $2,800.00 million or (2) 16% of our Consolidated Net Tangible Assets less, in each case, any secured indebtedness permitted under “—Limitation on Liens” that does not secure the debt securities equally with, or prior to, the debt secured by such liens;

•

we or one of our subsidiaries, within 12 months of the sale and leaseback transaction, retire debt not owed to us or any of our subsidiaries that is not subordinated to the debt securities or invest in equipment, plant facilities or other fixed assets used in the operations of us or any of our subsidiaries, in an aggregate amount equal to the greater of (1) the net proceeds of the sale or transfer of the property or other assets that are the subject of the sale and leaseback transaction and (2) the fair market value of the property leased (Section 1007); or

•	the transaction involves the lease by us or our subsidiaries of real estate contributed to a Real Estate Trust.

Notwithstanding the foregoing, we and/or our subsidiaries may enter into sale and leaseback transactions that solely refinance, extend, renew or refund sale and leaseback transactions permitted under the bullet points above and the restriction described in the preceding paragraph will not apply to such sale and leaseback transactions.

“Sale and leaseback transaction” means a transaction or arrangement between us or one of our subsidiaries and a bank, insurance company or other lender or investor where we or our subsidiary leases property for an initial term of three years or more that was or will be sold by us or our significant subsidiary to that lender or investor for a sale price of U.S. $5 million (or its equivalent in other currencies) or more. (Section 101)

“Attributable debt” means, with respect to any sale and leaseback transaction, the lesser of (1) the fair market value of the asset subject to such transaction and (2) the present value, discounted at a rate per annum equal to the discount rate of a capital lease obligation with a like term in accordance with IFRS, of the obligations of the lessee for net rental payments (excluding amounts on account of maintenance and repairs, insurance, taxes, assessments and similar charges and contingent rents) during the term of the lease. (Section 101)

Provision of Information

We will furnish the trustee with copies of our annual report and the information, documents and other reports that we are required to file with the SEC pursuant to Section 13 or 15(d) of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), including our annual reports on Form 20-F and reports on Form 6-K, within 15 days after we file them with the SEC. In addition, we will make the same information, documents and other reports available, at our expense, to holders who so request in writing. (Section 1005)

If, in the future, we are not required to file such information, documents or other reports pursuant to Section 13 or 15(d) of the Exchange Act, we will furnish to the trustee copies of the audited annual financial statements within 120 days after the end of our fiscal year and copies of the unaudited quarterly financial statements within 60 days of the end of each of the first three fiscal quarters of each year. (Section 1005)

If any of our senior executive officers becomes aware that a default or event of default or an event that with notice or the lapse of time would be an event of default has occurred and is continuing, as the case may be, we will deliver a certificate to the trustee describing the details thereof and the action we are taking or propose to take. (Section 1004)

If we are not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act at any time when the debt securities are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, we will furnish to any holder of debt securities, or to any prospective purchaser designated by such holder, financial and other information described in Rule 144A(d)(4) with respect to us to the extent required to permit such holder to comply with Rule 144A in connection with any resale of debt securities held by such holder. (Section 1005)

Merger, Consolidation or Sale of Assets

We may not consolidate with or merge into any other person or, directly or indirectly, transfer, convey, sell, lease or otherwise dispose of all or substantially all of our assets and properties and may not permit any person to consolidate with or merge into us, unless all of the following conditions are met:

•	if we are not the successor person in the transaction, the successor expressly assumes our obligations under the debt securities and the indenture;

•

immediately after the transaction, no default under the debt securities has occurred and is continuing. For this purpose, “default under the debt securities” means an event of default or an event that would be an event of default with respect to the debt securities if the requirements for giving us default notice and for our default having to continue for a specific period of time were disregarded. See “—Defaults, Remedies and Waiver of Defaults”; and

•	we have delivered to the trustee an officer’s certificate and opinion of counsel, each stating, among other things, that the transaction complies with the indenture. (Section 801)

If the conditions described above are satisfied, we will not have to obtain the approval of the holders in order to merge or consolidate or to sell or otherwise dispose of our properties and assets substantially as an entirety. In addition, these conditions will apply only if we wish to merge into or consolidate with another person or sell or otherwise dispose of all or substantially all of our assets and properties. We will not need to satisfy these conditions if we enter into other types of transactions, including any transaction in which we acquire the stock or assets of another person, any transaction that involves a change of control of our company, but in which we do not merge or consolidate, and any transaction in which we sell or otherwise dispose of less than substantially all our assets.

Defaults, Remedies and Waiver of Defaults

You will have special rights if an event of default with respect to the debt securities you hold occurs and is not cured, as described below.

Events of Default

Each of the following will be an “event of default” with respect to any series of the debt securities:

•	we fail to pay interest on any debt security within 30 days after its due date;

•	we fail to pay the principal or premium, if any, of any debt security on its due date;

•

we remain in breach of any covenant in the indenture for the benefit of holders of the debt securities of any series, for 90 days after we receive a notice of default (sent by the trustee at the written request of holders of a majority in principal amount of the debt securities of that series to us or by the holders of a majority in principal amount of the debt securities of that series to us and the trustee) stating that we are in breach;

•

we or any of our significant subsidiaries experience a default or event of default under any instrument relating to debt, prior to its maturity, that results in the failure to pay principal, or in the acceleration, of an aggregate principal amount equal to or greater than U.S.$100 million (or its equivalent in other currencies);

•

a final judgment is rendered against us or any of our significant subsidiaries in an aggregate amount in excess of U.S.$50 million (or its equivalent in other currencies) that is not discharged or bonded in full within 90 days, for 10 days after we receive a notice of this default (sent by the trustee at the written request of holders of a majority in principal amount of the debt securities of such series to us or by the holders of a majority in principal amount of the debt securities of such series to us and the trustee); or

•

we or any of our significant subsidiaries file for bankruptcy, or other events of bankruptcy, insolvency or reorganization or similar proceedings occur relating to us or any of our significant subsidiaries.

Remedies Upon Event of Default

If an event of default with respect to any series of the debt securities occurs and is not cured or waived, the trustee, at the written request of holders of a majority in principal amount of the debt securities of such series, may declare the entire principal amount of all the debt securities to be due and payable immediately, and upon any such declaration the principal, any accrued interest and any additional interest shall become due and payable. If, however, an event of default with respect to any series of debt securities occurs because of a bankruptcy, insolvency or reorganization relating to us or any of our significant subsidiaries, the entire principal amount of all the debt securities of such series and any accrued interest and any additional interest will be automatically accelerated, without any action by the trustee or any holder and any principal, interest or additional interest will become immediately due and payable. (Section 502)

Each of the situations described in the preceding paragraph is called an acceleration of the maturity of the debt securities. If at any time after a declaration of acceleration with respect to any series of debt securities is made and before a judgment for payment has been obtained, the holders of a majority in aggregate principal amount of the outstanding debt securities of such series (except in the event of an event of default arising from bankruptcy, insolvency or reorganization or similar proceedings) may rescind and annul such declaration and its consequences, provided that all amounts then due (other than amounts due solely because of such acceleration) have been paid and all other defaults with respect to such series of debt securities have been cured or waived. (Section 502)

If any event of default occurs, the trustee will be obligated to use those of its rights and powers under the indenture, and to use the same degree of care and skill in doing so, that a prudent person would use under the circumstances in conducting his or her own affairs.

The trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the trustee reasonable protection, known as an indemnity, from expenses and liability. Subject to the trustee’s right to receive an indemnity that is reasonably satisfactory to it, the holders of a majority in principal amount of the applicable series of outstanding debt securities may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders may also direct the trustee in writing in performing any other action under the indenture with respect to the debt securities. (Sections 512 and 603(e))

Before a holder of any debt securities of any series bypasses the trustee and brings its own lawsuit or other formal legal action or takes other steps to enforce its rights or protect its interests relating to the debt securities, the following must occur:

•	the holder must give the trustee written notice that an event of default has occurred with respect to the debt securities of such series and the event of default has not been cured or waived;

•

the holders of a majority in aggregate principal amount of the outstanding debt securities of such series must make a written request that the trustee take action with respect to the debt securities of such series because of the default and they or other holders must offer to the trustee indemnity satisfactory to the trustee against the cost and other liabilities incurred by complying with such request;

•	the trustee must not have taken action for 60 days after the above steps have been taken; and

•

during those 60 days, the holders of a majority in aggregate principal amount of the outstanding debt securities of such series must not have given the trustee directions that are inconsistent with the written request previously delivered by the holders of a majority in aggregate principal amount of the outstanding debt securities of such series. (Section 507)

A holder will be entitled, however, at any time to bring a lawsuit for the payment of money due on any debt securities held by that holder on or after its due date. (Section 508)

Book-entry and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of the maturity.

Waiver of Default

The holders of not less than a majority in principal amount of the outstanding debt securities of any series may waive a past default for all the debt securities of such series. If this happens, the default will be treated as if it had been cured. However, no holder may waive (i) a payment default on any debt security or (ii) a covenant default by which we make any of the changes in “—Modification and Waiver – Changes Requiring Each Holder’s Approval” without obtaining approval of each affected holder of outstanding debt securities of such series. (Section 513)

Modification and Waiver

There are three types of changes we can make to the indenture, any supplemental indenture and the outstanding debt securities under the indenture.

Changes Requiring Each Holder’s Approval

The following changes cannot be made without the approval of each holder of an outstanding debt security affected by the change:

•	a change in the stated maturity of any principal or interest payment on a debt security;

•	a reduction in the principal amount, the interest rate or the redemption price for a debt security;

•	a change in our obligation to pay additional interest;

•	a change in the currency of any payment on a debt security other than as permitted by the debt security;

•	a change in the place of any payment on a debt security;

•	an impairment of the holder’s right to sue for payment of any amount due on its debt security;

•	a reduction in the percentage in principal amount of the debt securities needed to change the indenture or the outstanding debt securities under the indenture; and

•	a reduction in the percentage in principal amount of the outstanding debt securities needed to waive our compliance with the indenture, any supplemental indenture or to waive defaults. (Section 902)

Changes Not Requiring Approval

Some changes will not require the approval of holders of debt securities. These changes are limited to specific kinds of changes, like the addition of covenants, events of default or security, and other clarifications and changes that would not adversely affect the holders of outstanding debt securities under the indenture in any material respect. (Section 901)

Changes Requiring Majority Approval

Any other change to the indenture or the debt securities of any series will be required to be approved by the holders of a majority in principal amount of the outstanding debt securities of such series affected by the change or waiver. The required approval must be given by written consent. (Section 902)

The same majority approval will be required for us to obtain a waiver of certain of our covenants in the indenture and any supplemental indenture. Our covenants include the promises we make about merging, creating liens on our interests and entering into sale and leaseback transactions, which we describe under “—Merger, Consolidation or Sale of Assets” and “—Covenants.” If the holders approve a waiver of a covenant, we will not have to comply with it. The holders, however, cannot approve a waiver of any provision in a particular debt security, the indenture or any supplemental indenture, as it affects that debt security, that we cannot change without the approval of the holder of that debt security as described under in “—Changes Requiring Each Holder’s Approval,” unless that holder approves the waiver. (Section 1010)

Book-entry and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture, any supplemental indenture or the debt securities or request a waiver.

Defeasance

We may, at our option, elect to terminate (1) all of our obligations with respect to the debt securities (“legal defeasance”), except for certain obligations, including those regarding any trust established for defeasance and obligations relating to the transfer and exchange of the debt securities, the replacement of mutilated, destroyed, lost or stolen debt securities, the maintenance of agencies with respect to the debt securities and the rights, powers, trusts, duties, immunities, and indemnities and other provisions in respect of the trustee (Sections 1201 and 1202) or (2) our obligations under certain covenants in the indenture, so that any failure to comply with such obligations will not constitute an event of default (“covenant defeasance”) in respect of a particular series of debt securities. (Sections 1201 and 1203) In order to exercise either legal defeasance or covenant defeasance, we must irrevocably deposit with the trustee U.S. dollars or such other currency in which the debt securities are denominated (the “securities currency”), government obligations of the United States or a government, governmental agency or central bank of the country whose currency is the securities currency, or any combination thereof, in such amounts as will be sufficient to pay the principal, premium, if any, and interest (including additional interest) in respect of the debt securities then outstanding on the maturity date of the debt securities, and comply with certain other conditions, including, without limitation, the delivery of opinions of counsel as to specified tax and other matters. (Sections 1201, 1204 and 1205)

If we elect either legal defeasance or covenant defeasance with respect to any series of debt securities, we must so elect it with respect to all of the outstanding debt securities of such series. (Section 1201)

Special Rules for Actions by Holders

When holders take any action under the indenture, such as giving a notice of default, declaring an acceleration, approving any change or waiver or giving the trustee an instruction, we will apply the following rules.

Only Outstanding Debt Securities are Eligible for Action by Holders

Only holders of outstanding debt securities of a particular series will be eligible to vote or participate in any action by holders. In addition, we will count only outstanding debt securities of that series in determining whether the various percentage requirements for voting or taking action have been met. For these purposes, a debt security will not be “outstanding” if it has been surrendered for cancellation or if we have deposited or set aside, in trust for its holder, money for its payment or redemption. (Section 101) In addition, any debt securities owned or held by us or any of our affiliates will be disregarded and deemed not to be outstanding for these purposes.

Determining Record Dates for Action by Holders

We will generally be entitled to set any day as a record date for the purpose of determining the holders that are entitled to take action under the indenture or the supplemental indenture. In some limited circumstances, only the trustee will be entitled to set a record date for action by holders. If we or the trustee set a record date for an approval or other action to be taken by holders, that vote or action may be taken only by persons or entities who are holders on the record date and must be taken during the period that we specify for this purpose, or that the trustee specifies if it sets the record date. We or the trustee, as applicable, may shorten or lengthen this period from time to time. This period, however, may not extend beyond the 180th day after the record date for the action. In addition, record dates for any global debt securities may be set in accordance with procedures established by the depositary from time to time. (Section 104)

Transfer Agents

We may appoint one or more transfer agents, at whose designated offices any debt securities in certificated form may be transferred or exchanged and also surrendered before payment is made at maturity. Initially, we have appointed the trustee, at its corporate trust office in New York City, as transfer agent. We may also choose to act as our own transfer agent. We must notify you of changes in the transfer agent as described under “—Notices.” If we issue debt securities in certificated form, holders of debt securities in certificated form will be able to transfer their debt securities, in whole or in part, by surrendering the debt securities, with a duly completed form of transfer, for registration of transfer at the office of our transfer agent in New York City. We will not charge any fee for the registration or transfer or exchange, except that we may require the payment of a sum sufficient to cover any applicable tax or other governmental charge payable in connection with the transfer. (Sections 304 and 1002)

Notices

As long as we issue debt securities in global form, notices to be given to holders will be given to DTC, in accordance with its applicable policies as in effect from time to time. If we issue debt securities in certificated form, notices to be given to holders will be sent by mail to the respective addresses of the holders as they appear in the register maintained by the registrar, and will be deemed given when mailed. (Section 106)

Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder. (Section 106)

Governing Law

The indenture, any supplemental indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York, United States of America. (Section 113)

Submission to Jurisdiction

In connection with any legal action or proceeding arising out of or relating to the debt securities, the indenture or any supplemental indenture (subject to the exceptions described below), we have:

•	submitted to the jurisdiction of any U.S. federal or New York state court in the Borough of Manhattan, the City of New York, and any appellate court thereof;

•

agreed that all claims in respect of such legal action or proceeding may be heard and determined in such U.S. federal or New York state court and waived, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding and any right of jurisdiction on account of our present or future place of residence or domicile; and

•	appointed C T Corporation System, with an office at 111 Eighth Avenue, New York, New York 10011, United States of America, as process agent, and such agent has accepted such appointment.

The process agent will receive, on our behalf, service of copies of the summons and complaint and any other process which may be served in any such legal action or proceeding brought in such New York state or U.S. federal court sitting in New York City. Service may be made by mailing or delivering a copy of such process to us at the address specified above for the process agent. (Section 115)

A final judgment in any of the above legal actions or proceedings will be conclusive and may be enforced in other jurisdictions, in each case, to the extent permitted under the applicable laws of such jurisdiction.

In addition to the foregoing, the holders may serve legal process in any other manner permitted by applicable law. The above provisions do not limit the right of any holder to bring any action or proceeding against us or our properties in other courts where jurisdiction is independently established.

To the extent that we have or hereafter may acquire or have attributed to us any sovereign or other immunity under any law, we have agreed to waive, to the fullest extent permitted by law, such immunity from jurisdiction or to service of process in respect of any legal suit, action or proceeding arising out of or relating to the indenture or the debt securities. (Section 115)

Currency Indemnity

Our obligations under the debt securities will be discharged only to the extent that the trustee or the relevant holder is able to purchase the securities currency with any other currency paid to the trustee or that holder in accordance with any judgment or otherwise. If the trustee or the holder cannot purchase the securities currency in the amount originally to be paid, we have agreed to pay the difference. The holder, however, agrees that, if the amount of the securities currency purchased exceeds the amount originally to be paid to such holder, the holder will reimburse the excess to us. (Section 1009)

Our Relationship with the Trustee

The Bank of New York Mellon is initially serving as the trustee for the debt securities. The Bank of New York Mellon or its affiliates may have other business relationships with us from time to time.

DESCRIPTION OF WARRANTS

We may issue warrants, in one or more series, for the purchase of debt securities. Warrants may be issued independently or together with our debt securities and may be attached to or separate from any offered securities. In addition to this summary, you should refer to the detailed provisions of the specific warrant agreement for complete terms of the warrants and the warrant agreement. A form of warrant agreement will be filed as an exhibit to the registration statement.

The warrants will be evidenced by warrant certificates. Unless otherwise specified in the prospectus supplement, the warrant certificates may be traded separately from the debt securities, if any, with which the warrant certificates were issued. Warrant certificates may be exchanged for new warrant certificates of different denominations at the office of an agent that we will appoint. Until a warrant is exercised, the holder of a warrant does not have any of the rights of a holder of our debt securities and is not entitled to any payments on any debt securities issuable upon exercise of the warrants.

A prospectus supplement accompanying this prospectus relating to a particular series of warrants will describe the terms of those warrants, including:

•	the title and the aggregate number of warrants;

•	the debt securities for which each warrant is exercisable;

•	the date or dates on which the right to exercise such warrants commence and expire;

•	the price or prices at which such warrants are exercisable;

•	the currency or currencies in which such warrants are exercisable;

•	the periods during which and places at which such warrants are exercisable;

•	the terms of any mandatory or optional call provisions;

•	the price or prices, if any, at which the warrants may be redeemed at the option of the holder or will be redeemed upon expiration;

•	the identity of the warrant agent; and

•	the exchanges, if any, on which such warrants may be listed.

You may exercise warrants by payment to our warrant agent of the exercise price, in each case in such currency or currencies as are specified in the warrant, and giving your identity and the number of warrants to be exercised. Once you pay our warrant agent and deliver the properly completed and executed warrant certificate to our warrant agent at the specified office, our warrant agent will, as soon as practicable, forward securities to you in authorized denominations or share amounts. If you exercise less than all of the warrants evidenced by your warrant certificate, you will be issued a new warrant certificate for the remaining amount of warrants.

DESCRIPTION OF GUARANTEES

Under our guarantees of debt securities issued by others, we will irrevocably and unconditionally guarantee the full and punctual payment of principal, premium, if any, interest, additional interest and any other amounts that may become due and payable by the issuer in respect of the series of debt securities that were provided with our guarantees. If the issuer fails to pay any such amount, we will pay the amount that is due and required to be paid.

Set forth below is a summary of the terms of our guarantees. This summary does not purport to be complete, and is qualified in its entirety by reference to the relevant terms of the guarantees.

Our guarantees:

•

will be our unsecured and unsubordinated obligations and will rank equally in right of payment with all of our other unsecured and unsubordinated obligations (including guarantees of subsidiaries’ indebtedness);

•	will be effectively subordinated to all of our existing and future secured obligations and to all existing and future liabilities of our subsidiaries; and

•	do not restrict our ability or the ability of our subsidiaries to incur or guarantee additional indebtedness in the future.

We are a holding company, and our principal assets are shares that we hold in our subsidiaries. Our guarantees will not be secured by any of our assets or properties. As a result, by owning our guarantees, you will be one of our unsecured creditors. The guarantees will not be subordinated to any of our other unsecured obligations. In the event of a bankruptcy or liquidation proceeding against us, the guarantees would rank equally in right of payment with all our other unsecured and unsubordinated obligations (including guarantees of subsidiaries’ indebtedness).

FORM OF SECURITIES, CLEARING AND SETTLEMENT

Global Securities

Unless otherwise specified in the applicable prospectus supplement, the following information relates to the form, clearing and settlement of U.S. dollar-denominated debt securities.

We will issue the securities in global form, without interest coupons. Securities issued in global form will be represented, at least initially, by one or more global debt securities. Upon issuance, global securities will be deposited with the trustee as custodian for The Depository Trust Company (“DTC”), and registered in the name of Cede & Co., as DTC’s partnership nominee. Ownership of beneficial interests in each global security will be limited to persons who have accounts with DTC, whom we refer to as DTC participants, or persons who hold interests through DTC participants. We expect that, under procedures established by DTC, ownership of beneficial interests in each global security will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global securities).

Beneficial interests in the global debt securities may be credited within DTC to its direct and indirect participants, including Euroclear Bank S.A./N.V. (“Euroclear”) and Clearstream, Luxembourg Banking, société anonyme (“Clearstream, Luxembourg”) on behalf of the owners of such interests.

Investors may hold their interests in the global debt securities directly through DTC, Euroclear or Clearstream, Luxembourg, if they are participants in those systems, or indirectly through organizations that are participants in those systems.

Beneficial interests in the global debt securities may not be exchanged for securities in physical, certificated form except in the limited circumstances described below.

Book-Entry Procedures for Global Securities

Interests in the global debt securities will be subject to the operations and procedures of DTC, Euroclear and Clearstream, Luxembourg. We provide the following summaries of those operations and procedures solely for the convenience of investors. The operations and procedures of each settlement system are controlled by that settlement system and may be changed at any time. Neither we, the trustee, the security registrar, any paying agent nor any transfer agent is responsible for those operations or procedures.

DTC has advised that it is:

•	a limited purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the U.S. Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC was created to hold debt securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic computerized book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. Access to DTC’s system is also available to indirect participants, including other securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

So long as DTC or its nominee is the registered owner of a global debt security, DTC or its nominee will be considered the sole owner or holder of the securities represented by that global security for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global debt security:

•	will not be entitled to have securities represented by the global debt security registered in their names;

•	will not receive or be entitled to receive physical, certificated debt securities; and

•

will not be considered the registered owners or holders of the debt securities under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under the indenture.

As a result, each investor who owns a beneficial interest in a global debt security must rely on the procedures of DTC to exercise any rights of a holder of debt securities under the indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).

Payments of principal, premium, if any, and interest with respect to the securities represented by a global debt security will be made by the trustee to DTC’s nominee as the registered holder of the global debt security. Neither we nor the trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global debt security, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global debt security will be governed by standing instructions and customary practices and will be the responsibility of those participants or indirect participants and not of DTC, its nominee or us.

Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds. Transfers between participants in Euroclear or Clearstream, Luxembourg will be effected in the ordinary way under the rules and operating procedures of those systems.

Cross-market transfers between DTC participants, on the one hand, and Euroclear or Clearstream, Luxembourg participants, on the other hand, will be effected within DTC through the DTC participants that are acting as depositaries for Euroclear and Clearstream, Luxembourg. To deliver or receive an interest in a global security held in a Euroclear or Clearstream, Luxembourg account, an investor must send transfer instructions to Euroclear or Clearstream, Luxembourg, as the case may be, under the rules and procedures of that system and within the established deadlines of that system. If the transaction meets its settlement requirements, Euroclear or Clearstream, Luxembourg, as the case may be, will send instructions to its DTC depositary to take action to effect final settlement by delivering or receiving interests in the relevant global securities in DTC, and making or receiving payment under normal procedures for same-day funds settlement applicable to DTC. Euroclear and Clearstream, Luxembourg participants may not deliver instructions directly to the DTC depositaries that are acting for Euroclear or Clearstream, Luxembourg.

Because of time zone differences, the securities account of a Euroclear or Clearstream, Luxembourg participant that purchases an interest in a global security from a DTC participant will be credited on the business day for Euroclear or Clearstream, Luxembourg immediately following the DTC settlement date. Cash received in Euroclear or Clearstream, Luxembourg from the sale of an interest in a global debt security to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Euroclear or Clearstream, Luxembourg cash account as of the business day for Euroclear or Clearstream, Luxembourg following the DTC settlement date.

DTC, Euroclear and Clearstream, Luxembourg have agreed to the above procedures to facilitate transfers of interests in the global securities among participants in those settlement systems. However, the settlement systems are not obligated to perform these procedures and may discontinue or change these procedures at any time. Neither we nor the trustee have any responsibility for the performance by DTC, Euroclear or Clearstream, Luxembourg or their participants or indirect participants of their obligations under the rules and procedures governing their operations.

Debt Securities Denominated in a Currency other than U.S. Dollars

Unless otherwise specified in the applicable prospectus supplement, the following information relates to the form, clearing and settlement of debt securities denominated in a currency other than the U.S. dollar.

We will issue the debt securities as one or more global debt securities registered in the name of the nominee of a common depositary for Clearstream, Luxembourg and Euroclear. Investors may hold book-entry interests in the global securities through organizations that participate, directly or indirectly, in Clearstream, Luxembourg and/or Euroclear. Book-entry interests in the debt securities and all transfers relating to the debt securities will be reflected in the book-entry records of Clearstream, Luxembourg and Euroclear.

The distribution of the debt securities will be carried through Clearstream, Luxembourg and Euroclear. Any secondary market trading of book-entry interests in the debt securities will take place through participants in Clearstream, Luxembourg and Euroclear and will settle in same-day funds. Owners of book-entry interests in the debt securities will receive payments relating to their debt securities in U.S. dollars or such other currency in which the debt securities are denominated, as applicable. Clearstream, Luxembourg and Euroclear have established electronic securities and payment transfer, processing, depositary and custodial links among themselves and others, either directly or through custodians and depositaries. These links allow securities to be issued, held and transferred among the clearing systems without the physical transfer of certificates. Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market.

The policies of Clearstream, Luxembourg and Euroclear will govern payments, transfers, exchange and other matters relating to the investor’s interest in securities held by them. We have no responsibility for any aspect of the records kept by Clearstream, Luxembourg or Euroclear or any of their direct or indirect participants. We do not supervise these systems in any way.

Clearstream, Luxembourg and Euroclear and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. You should be aware that they are not obligated to perform or continue to perform these procedures and may modify them or discontinue them at any time.

Except as provided below, owners of beneficial interests in the debt securities will not be entitled to have the debt securities registered in their names, will not receive or be entitled to receive physical delivery of the debt securities in definitive form and will not be considered the owners or holders of the debt securities under the indenture governing the debt securities, including for purposes of receiving any reports delivered by us or the trustee pursuant to the indenture. Accordingly, each person owning a beneficial interest in a debt security must rely on the procedures of the Clearstream, Luxembourg and Euroclear and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, in order to exercise any rights of a holder of debt securities.

This description of the clearing systems reflects our understanding of the rules and procedures of Clearstream, Luxembourg and Euroclear as they are currently in effect. These systems could change their rules and procedures at any time. We have obtained the information in this section concerning Clearstream, Luxembourg and Euroclear and their book-entry systems and procedures from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.

Clearstream, Luxembourg and Euroclear

Clearstream, Luxembourg has advised that: it is a duly licensed bank organized as a société anonyme incorporated under the laws of Luxembourg and is subject to regulation by the Luxembourg Commission for the supervision of the financial sector (Commission de surveillance du secteur financier); it holds securities for its customers and facilitates the clearance and settlement of securities transactions among them, and does so through electronic book-entry transfers between the accounts of its customers, thereby eliminating the need for physical movement of certificates; it provides other services to its customers, including safekeeping, administration, clearance and settlement of internationally traded securities and lending and borrowing of securities; it interfaces with the domestic markets in over 30 countries through established depositary and custodial relationships; its customers include worldwide securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other professional financial intermediaries; its U.S. customers are limited to securities brokers and dealers and banks; and indirect access to the Clearstream, Luxembourg system is also available to others that clear through Clearstream, Luxembourg customers or that have custodial relationships with its customers, such as banks, brokers, dealers and trust companies.

Euroclear has advised that: it is incorporated under the laws of Belgium as a bank and is subject to regulation by the Belgian Banking and Finance Commission (Commission Bancaire et Financiére) and the National Bank of Belgium (Banque Nationale de Belgique); it holds securities for its participants and facilitates the clearance and settlement of securities transactions among them; it does so through simultaneous electronic book-entry delivery against payments, thereby eliminating the need for physical movement of certificates; it provides other services to its participants, including credit, custody, lending and borrowing of securities and tri-party collateral management; it interfaces with the domestic markets of several countries; its customers include banks, including central banks, securities brokers and dealers, banks, trust companies and clearing corporations and certain other professional financial intermediaries; indirect access to the Euroclear system is also available to others that clear through Euroclear customers or that have custodial relationships with Euroclear customers; and all securities in Euroclear are held on a fungible basis, which means that specific certificates are not matched to specific securities clearance accounts.

Clearance and Settlement Procedures

We understand that investors that hold their debt securities through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures that are applicable to securities in registered form. Debt securities will be credited to the securities custody accounts of Clearstream, Luxembourg and Euroclear participants on the business day following the settlement date for value on the settlement date. They will be credited either free of payment or against payment for value on the settlement date.

We understand that secondary market trading between Clearstream, Luxembourg and/or Euroclear participants will occur in the ordinary way following the applicable rules and operating procedures of Clearstream, Luxembourg and Euroclear. Secondary market trading will be settled using procedures applicable to securities in registered form.

You should be aware that investors will only be able to make and receive deliveries, payments and other communications involving the debt securities through Clearstream, Luxembourg and Euroclear on business days. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States or Mexico.

In addition, because of time zone differences, there may be problems with completing transactions involving Clearstream, Luxembourg and Euroclear on the same business day as in the United States or Mexico. U.S. and Mexican investors who wish to transfer their interests in the debt securities, or to make or receive a payment or delivery of the debt securities on a particular day may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Clearstream, Luxembourg or Euroclear is used.

Clearstream, Luxembourg or Euroclear will credit payments to the cash accounts of participants in Clearstream, Luxembourg or Euroclear in accordance with the relevant systemic rules and procedures, to the extent received by its depositary. Clearstream, Luxembourg or Euroclear, as the case may be, will take any other action permitted to be taken by a holder under the indenture on behalf of a Clearstream, Luxembourg or Euroclear participant only in accordance with its relevant rules and procedures.

Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the debt securities among participants of Clearstream, Luxembourg and Euroclear. However, they are under no obligation to perform or continue to perform those procedures, and they may discontinue those procedures at any time.

Same-Day Settlement and Payment

The underwriters will settle the debt securities in immediately available funds. We will make all payments of principal and interest on the debt securities in immediately available funds. Secondary market trading between participants in Clearstream, Luxembourg and Euroclear will occur in accordance with the applicable rules and operating procedures of Clearstream, Luxembourg and Euroclear and will be settled using the procedures applicable to securities in immediately available funds. See “—Clearstream, Luxembourg and Euroclear.”

Debt Securities Denominated in Pesos

Holders of debt securities denominated in Mexican pesos may own beneficial interests in the global security through the facilities of S.D. Indeval Institución para el Depósito de Valores, S.A. de C.V. (“Indeval”), which is a participant in each of Clearstream, Luxembourg and Euroclear. Indeval is a privately owned securities depositary that is authorized and acts as a clearinghouse, depositary and central custodian for securities in Mexico. As such, Indeval provides settlement and transfer services and is the registration agent for Mexican securities transactions, eliminating the need for physical transfer of securities. Holders who own beneficial interests in the debt securities through Indeval may be required to certify as to their residency in accordance with the procedures of Indeval.

Certificated Debt Securities

Beneficial interests in a global debt security may not be exchanged for debt securities in physical, certificated form unless:

•	the depositary has notified us that it is no longer willing or able to discharge its responsibilities or has ceased to be a clearing agency registered under the Exchange Act; or

•	we, at our option, notify the trustee that we elect to cause the issuance of certificated debt securities; or

•	certain other events provided in the indenture should occur, including the occurrence and continuance of an event of default with respect to the debt securities.

In all cases, certificated debt securities delivered in exchange for any global debt security will be registered in the names, and issued in any approved denominations, requested by the depositary.

In the event that we issue certificated debt securities under the limited circumstances described above, then holders of certificated debt securities may transfer their debt securities in whole or in part upon the surrender of the certificate to be transferred, together with a completed and executed assignment form endorsed on the definitive debt security, at the offices of the transfer agent in New York City. Copies of this assignment form may be obtained at the offices of the transfer agent in New York City. Each time that we transfer or exchange a new debt security in certificated form for another debt security in certificated form, and after the transfer agent receives a completed assignment form, we will make available for delivery the new definitive debt security at the offices of the transfer agent in New York City. Alternatively, at the option of the person requesting the transfer or exchange, we will mail, at that person’s risk, the new definitive debt security to the address of that person that is specified in the assignment form. In addition, if we issue debt securities in certificated form, then we will make payments of principal of, interest on and any other amounts payable under the debt securities to holders in whose names the debt securities in certificated form are registered at the close of business on the record date for these payments. If the debt securities are issued in certificated form, we will make payments of principal and any redemption payments against the surrender of these certificated debt securities at the offices of the paying agent in New York City.

TAXATION

The following summary describes the principal Mexican federal and U.S. federal income tax consequences of the purchase, ownership and disposition of the debt securities, but does not purport to be a comprehensive description of all the tax considerations that may be relevant to a decision to purchase the debt securities. This summary does not describe any tax consequences arising under the laws of any state, municipality, locality or taxing jurisdiction other than the United States and Mexico, or U.S. and Mexican federal taxes other than income taxes.

This summary is based on the tax laws of Mexico and the United States as in effect on the date of this registration statement (including the tax treaty entered into between Mexico and the United Stated described below), as well as on rules and regulations of Mexico and regulations, rulings and decisions of the United States available on or before such date and now in effect. All of the foregoing are subject to change, which change, in the case of U.S. federal income tax law, could apply retroactively and could affect the continued validity of this summary.

Prospective purchasers of debt securities should consult their own tax advisors as to the Mexican, United States or other tax consequences of the purchase, ownership and disposition of the debt securities, including, in particular, the application to their particular situations of the tax considerations discussed below, as well as the application of state, municipal, local, foreign or other tax laws.

Mexican Tax Considerations

The following is a general summary of the principal Mexican federal income tax consequences under the Mexican Ley del Impuesto sobre la Renta (the Mexican Income Tax Law) and rules and regulations thereunder, as currently in effect, of the purchase, ownership and disposition of the debt securities by a holder that is not a tax resident of Mexico and that will not hold debt securities or a beneficial interest therein in connection with the conduct of a trade or business through a permanent establishment for tax purposes in Mexico (a “foreign holder”).

For purposes of Mexican taxation, tax residency is a highly technical definition that involves the application of a number of factors. Generally, an individual is a tax resident of Mexico if he or she has established his or her home in Mexico or if his or her “center of vital interest” is located in Mexico, which is deemed to occur if any of the following are met: (i) more than 50% of such individual’s total income, in any calendar year, is from a Mexican source, or (ii) such individual’s principal center of professional activities is located in Mexico. A Mexican national that is employed by the Mexican government is deemed to be a resident of Mexico, even in the event that his/her center of vital interests is located outside Mexico. Unless otherwise proven, Mexican nationals are deemed residents of Mexico for tax purposes. A corporation is considered a tax resident of Mexico if it has established its principal place of business management or its effective seat of business management in Mexico. A permanent establishment in Mexico for tax purposes of a foreign person will be regarded as a resident of Mexico, and such permanent establishment will be required to pay taxes in Mexico in accordance with applicable tax laws, for any income attributable to such permanent establishment. However, any determination of residence should take into account the particular situation of each person or legal entity.

U.S./Mexico and Other Tax Treaties

The United States and Mexico have entered into a Convention for the Avoidance of Double Taxation (collectively, with subsequent Protocols thereto, referred to as the “tax treaty”). Provisions of the tax treaty that may affect the taxation of certain United States holders are summarized below. The United States and Mexico have also entered into an agreement that covers the exchange of information with respect to tax matters. Mexico has also entered into and is negotiating several other tax treaties that may reduce the amount of Mexican withholding tax to which payments of interest (or amounts deemed interest) on the debt securities may be subject. Prospective purchasers of debt securities should consult their own tax advisors as to the tax consequences, if any, of such treaties.

Payments of Interest, Principal and Premium in Respect of the Debt Securities

Under the Mexican Income Tax Law, payments of interest made in respect of the debt securities (including payments of principal in excess of the issue price of such debt securities, which, under Mexican law, are deemed to be interest) to a foreign holder will generally be subject to a Mexican withholding tax assessed at a rate of 4.9% if (1) the debt securities are placed through banks or broker dealers in a country with which Mexico has entered into a tax treaty for the avoidance of double taxation, which is in effect, (2) the CNBV has been notified of the issuance of the debt securities pursuant to the Mexican Income Tax Law and Article 7 of the Mexican Securities Market Law and its regulations, and (3) the information requirements specified in the general rules of the SHCP and the SAT are satisfied (including the filing of information related to the debt securities offering and this prospectus). In the event that such requirements are not satisfied, the applicable withholding tax rate will be 10%. We believe that because the conditions described in (1) through (3) above will be satisfied, the applicable withholding tax rate will be 4.9%.

A higher income tax withholding rate will be applicable when a party related to us, jointly or individually, directly or indirectly, is the effective beneficiary of more than 5% of the aggregate amount of payments treated as interest on the debt securities.

Payments of interest made with respect to the debt securities to a non-Mexican pension or retirement fund will be generally exempt from Mexican withholding taxes, provided that (1) the fund is the effective beneficiary of such interest income, (2) the fund is duly established pursuant to the laws of its country of origin, (3) the relevant interest income is exempt from taxation in such country, and (4) the fund is duly registered with the SHCP and the SAT for that purpose.

We have agreed, subject to specified exceptions and limitations, to pay additional interest to the holders of debt securities in respect of the Mexican withholding taxes mentioned above. If we pay additional interest in respect of such Mexican withholding taxes, any refunds of such additional interest will be for our account. See “Description of Debt Securities—Payment of Additional Interest.”

Holders or beneficial owners of debt securities may be requested to provide certain information or documentation necessary to enable us to establish the appropriate Mexican withholding tax rate applicable to such holders or beneficial owners. In the event that the specified information or documentation concerning the holder or beneficial owner, if requested, is not provided on a timely basis, our obligations to pay additional interest may be limited as set forth under “Description of Debt Securities—Payment of Additional Interest.”

Under the Mexican Income Tax Law, payments of principal we make to a foreign holder will not be subject to any Mexican withholding or similar taxes.

Taxation of Disposition of Debt Securities

Gains realized by a foreign holder from the sale or other disposition of debt securities to a nonresident of Mexico will not be subject to Mexican taxation.

Other Mexican Taxes

A foreign holder will not be liable for estate, gift, inheritance or similar taxes with respect to its holdings of debt securities. There are no Mexican stamp, issue registration or similar taxes payable by a foreign holder with respect to debt securities.

U.S. Federal Income Tax Considerations

The following is a summary of the principal U.S. federal income tax considerations that may be relevant to a beneficial owner of debt securities that is a citizen or resident of the United States or a domestic corporation or otherwise subject to U.S. federal income tax on a net income basis in respect of the debt securities (a “U.S. holder”). It does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a particular investor’s decision to invest in debt securities.

This summary is based on provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), and regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those summarized below. In addition, except where noted, this summary deals only with investors that are U.S. holders who acquire the debt securities in the United States as part of the initial offering of the debt securities, who will own the debt securities as capital assets, and whose functional currency is the U.S. dollar. It does not address U.S. federal income tax considerations applicable to investors who may be subject to special tax rules, such as banks, financial institutions, partnerships (or entities treated as a partnership for U.S. federal income tax purposes) or partners therein, tax-exempt entities, insurance companies, traders in securities that elect to use the mark-to-market method of accounting for their securities, persons subject to the alternative minimum tax, U.S. expatriates, dealers in securities or currencies, certain short-term holders of debt securities, or persons that hedge their exposure in the debt securities or will hold debt securities as a position in a “straddle” or conversion transaction or as part of a “synthetic security” or other integrated financial transaction. U.S. holders should be aware that the U.S. federal income tax consequences of holding the debt securities may be materially different for investors described in the prior sentence. This discussion also does not address all of the tax considerations that may be relevant to particular issuances of debt securities, such as debt securities offered at a price less or more than their stated principal amount or debt securities denominated in a currency other than the U.S. dollar. For information regarding any such special tax considerations relevant to particular issuances, or regarding the issuance of warrants, if any, you should read the applicable prospectus supplement.

Payments of Interest and Additional Interest

Payments of the gross amount of interest and additional interest (as defined in “Description of Debt Securities—Payment of Additional Interest”) with respect to a debt security, i.e., including amounts withheld in respect of Mexican withholding taxes, will be taxable to a U.S. holder as ordinary interest income at the time that such payments are accrued or are received, in accordance with the U.S. holder’s regular method of tax accounting. Thus, accrual method U.S. holders will report stated interest on the debt security as it accrues, and cash method U.S. holders will report interest when it is received or unconditionally made available for receipt.

The Mexican withholding tax that is imposed on interest will be treated as a foreign income tax eligible, subject to generally applicable limitations and conditions under the Code, for credit against a U.S. holder’s federal income tax liability or, at the U.S. holder’s election, for deduction in computing the holder’s taxable income (provided that the U.S. holder elects to deduct, rather than credit, all foreign income taxes paid or accrued for the relevant taxable year). Interest and additional interest paid on the debt securities generally will constitute foreign source passive category income.

The calculation and availability of foreign tax credits and, in the case of a U.S. holder that elects to deduct foreign taxes, the availability of deductions, involves the application of complex rules (including, in the case of foreign tax credits, relating to a minimum holding period) that depend on a U.S. holder’s particular circumstances. U.S. holders should consult their own tax advisors regarding the availability of foreign tax credits and the treatment of additional interest.

Sale or Other Taxable Disposition of Debt Securities

A U.S. holder generally will recognize gain or loss on the sale or other taxable disposition of the debt securities in an amount equal to the difference between (i) the amount realized on such sale or other taxable disposition (other than amounts attributable to accrued but unpaid interest, including any additional interest thereon, which will be taxable as ordinary income to the extent not previously included in income) and (ii) the U.S. holder’s adjusted tax basis in the debt securities. A U.S. holder’s adjusted tax basis in a debt security generally will be its cost for that debt security. Gain or loss realized by a U.S. holder on such sale or other taxable disposition generally will be capital gain or loss and will be long-term capital gain or loss if, at the time of the disposition, the debt securities have been held for more than one year. Certain non-corporate U.S. holders (including individuals) may be eligible for preferential rates of taxation in respect of long-term capital gains. The deductibility of capital losses is subject to limitations.

Capital gain or loss recognized by a U.S. holder generally will be U.S.-source gain or loss. Consequently, if any such gain would be subject to Mexican income tax, a U.S. holder may not be able to credit the tax against its U.S. federal income tax liability unless such credit can be applied (subject to applicable conditions and limitations) against tax due on other income treated as derived from foreign sources. U.S. holders should consult their own tax advisors as to the foreign tax credit implications of a disposition of the debt securities.

Information Reporting and Backup Withholding

Payments on the debt securities, and proceeds of the sale or other disposition of the debt securities, that are paid within the United States or through certain U.S. related financial intermediaries to a U.S. holder generally are subject to information reporting and backup withholding unless (i) the U.S. holder is a corporation or other exempt recipient and demonstrates this fact when so required or (ii) in the case of backup withholding, the U.S. holder provides an accurate taxpayer identification number, certifies that it is not subject to backup withholding and otherwise complies with applicable requirements of the backup withholding rules.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the U.S. Internal Revenue Service.

PLAN OF DISTRIBUTION

At the time of offering any securities, we will supplement the following summary of the plan of distribution with a description of the offering, including the particular terms and conditions thereof, set forth in a prospectus supplement relating to those securities.

We may sell securities in any of three ways: (1) through underwriters or dealers; (2) directly to one or a limited number of institutional purchasers; or (3) through agents. Each prospectus supplement with respect to a series of securities will set forth the terms of the offering of those securities, including the name or names of any underwriters or agents, the price of such securities and the net proceeds to us from such sale, any underwriting discounts, commissions or other items constituting underwriters’ or agents’ compensation, any discount or concessions allowed or reallowed or paid to dealers and any securities exchanges on which those securities may be listed.

If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale. We may offer the securities to the public either through underwriting syndicates of investment banking firms represented by managing underwriters, or directly through one or more such investment banking firms or others, as designated. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of the securities offered thereby if any are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

We may sell securities either directly to one or more institutional purchasers, or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities will be named, and any commissions payable by us to such agent will be set forth in the applicable prospectus supplement. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment.

If indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase the securities from us at the public offering price set forth in the prospectus supplement plus accrued interest, if any, pursuant to delayed delivery contracts providing for payment and delivery on one or more specified dates in the future. Institutions with which such contracts may be made include commercial and saving banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all such cases we must approve such institutions. Such contracts will be subject only to those conditions set forth in such prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of those contracts.

Agents and underwriters may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the U.S. Securities Act of 1933, as amended, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof.

Agents and underwriters may engage in transactions with us or perform services for us in the ordinary course of business.

In compliance with guidelines of the Financial Industry Regulatory Authority (“FINRA”), the maximum amount of underwriting compensation, including underwriting commissions or discounts, to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus; however, it is anticipated that the maximum underwriting compensation to be received in any particular offering of our securities will be significantly less than this amount.

EXPERTS

The consolidated financial statements of Fomento Económico Mexicano, S.A.B. de C.V. appearing in its annual report on Form 20-F for the year ended December 31, 2012, and the effectiveness of Fomento Económico Mexicano, S.A.B. de C.V.’s internal control over financial reporting as of December 31, 2012, have been audited by Mancera, S.C., a member practice of Ernst & Young Global, an independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference, which, as to the years 2012 and 2011, are based in part on the report of KPMG Accountants N.V., independent registered public accounting firm. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

The consolidated financial statements of Heineken N.V. as of December 31, 2012 and 2011, and for each of the years in the two-year period ended December 31, 2012, have been incorporated by reference herein in reliance upon the report of KPMG Accountants N.V., independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

VALIDITY OF SECURITIES

Unless otherwise specified in the applicable prospectus supplement, Cleary Gottlieb Steen & Hamilton LLP will provide an opinion regarding the validity of the securities under New York law, and Carlos Eduardo Aldrete Ancira, our general counsel, will provide an opinion regarding the authorization of the securities under Mexican law.

ENFORCEABILITY OF CIVIL LIABILITIES

FEMSA is a sociedad anónima bursátil de capital variable (a publicly listed variable capital stock company) organized under the laws of Mexico, with its principal place of business (domicilio social) in Monterrey. In addition, most of our directors, officers and controlling persons, as well as certain experts named in this prospectus, reside outside the United States, and all or a substantial portion of their assets and our assets are located outside of the United States. As a result, it may be difficult for investors to effect service of process within the United States upon these persons or to enforce against them, either inside or outside the United States, judgments obtained against these persons in U.S. courts, or to enforce in U.S. courts judgments obtained against these persons in courts in jurisdictions outside the United States, in each case, in any action predicated upon civil liabilities under the U.S. federal securities laws. Based on the opinion of Carlos Eduardo Aldrete Ancira, our general counsel, the enforceability against these persons in Mexico in actions for enforcement of judgments of U.S. courts of liabilities predicated solely upon the U.S. federal securities laws will be subject to certain requirements provided for in the Mexican Federal Civil Procedure Code and any applicable treaties. Some of the requirements may include personal service of process and that the judgments of U.S. courts are not against Mexican public policy.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement, including exhibits, which we have filed with the SEC on Form F-3 under the Securities Act of 1933, as amended. This prospectus does not contain all of the information set forth in the registration statement. Statements made in this prospectus as to the contents of any contract, agreement or other document are not necessarily complete. We have filed certain of these documents as exhibits to our registration statement and we refer you to those documents. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.

We file reports, including annual reports on Form 20-F, and other information with the SEC pursuant to the rules and regulations of the SEC that apply to foreign private issuers. You may read and copy any materials filed with the SEC at its Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Any filings we make electronically will be available to the public over the Internet at the SEC’s web site at www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of, and should be read in conjunction with other parts of, this prospectus, and certain later information that we file with the SEC will automatically update and supersede earlier information filed with the SEC or included in this prospectus or a prospectus supplement. We incorporate by reference the following documents:

•	our annual report on Form 20-F for the year ended December 31, 2012, filed with the SEC on April 8, 2013 (SEC File No. 333-08752);

•

any future annual reports on Form 20-F filed with the SEC under the Exchange Act after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus; and

•

any future reports on Form 6-K that we furnish to the SEC after the date of this prospectus and prior to the termination of the offering of debt securities offered by this prospectus that are identified in such reports as being incorporated by reference in our Registration Statement on Form F-3.

You may request a copy of any and all of the information that has been incorporated by reference in this prospectus and that has not been delivered with this prospectus, at no cost, by writing or telephoning us at General Anaya No. 601 Pte., Colonia Bella Vista, Monterrey, Nuevo León 64410, México, Attention: Investor Relations, telephone (52-818) 328-6167.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.  Indemnification of Directors and Officers.

      Under Mexican law, when an officer or director of a corporation acts within the scope of his or her authority, the corporation will answer for any resulting liabilities or expenses. In addition, we maintain liability insurance for our directors and officers, subject to customary exclusions and deductions, against any liability that these individuals may incur in their capacity as directors and officers.

Item 9.  Exhibits.

1.1	Form of Underwriting Agreement-Standard Provisions.*

4.1	Indenture dated as of April 8, 2013 between Fomento Económico Mexicano, S.A.B. de C.V., and The Bank of New York Mellon.

4.2	Form of debt security (included in Exhibit 4.1).

4.3	Form of guarantee.*

4.4	Form of warrant.*

4.5	Form of Supplemental Indenture among Fomento Económico Mexicano, S.A.B. de C.V., and The Bank of New York Mellon and The Bank of New York Mellon SA/NV, Dublin Branch.*

5.1	Opinion of Cleary Gottlieb Steen & Hamilton LLP as to the validity of the securities.

5.2	Opinion of Carlos Eduardo Aldrete Ancira, general counsel of Fomento Económico Mexicano, S.A.B. de C.V., as to the validity of the securities.

23.1	Consent of Mancera, S.C.

23.2	Consent of KPMG Accountants N.V.

23.3	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit 5.1).

23.4	Consent of Carlos Eduardo Aldrete Ancira, general counsel of Fomento Económico Mexicano, S.A.B. de C.V. (included in Exhibit 5.2).

24.1	Powers of attorney (included in the signature page of this registration statement).

25.1	Form T-1 Statement of Eligibility Under the Trust Indenture Act of 1939 of The Bank of New York Mellon, as trustee under the Base Indenture dated as of April 8, 2013.

*	To be filed by amendment or incorporated by reference. The registrant will furnish on a Form 6-K and incorporate by reference any related form used in the future and not previously filed by means of an amendment or incorporated by reference.

Item 10. Undertakings.

(a)          The undersigned registrant hereby undertakes:

(1)          To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)          To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)        To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2)          That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)          To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Item 8.A. of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement;

(5)          That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)          Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)        Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of the registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section (10)(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(6)        That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and (iv) any other communication that is an offer in the offering made by the registrant to the purchaser.

(b)        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES OF FOMENTO ECONÓMICO MEXICANO, S.A.B. DE C.V.

Pursuant to the requirements of the Securities Act of 1933, Fomento Económico Mexicano, S.A.B. de C.V. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Monterrey, Mexico, on April 8, 2013.

FOMENTO ECONÓMICO MEXICANO, S.A.B. DE C.V.

By:	/s/ Javier Gerardo Astaburuaga Sanjines
Name:	Javier Gerardo Astaburuaga Sanjines
Title:	Attorney-in-Fact

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Javier Gerardo Astaburuaga Sanjines, Carlos Eduardo Aldrete Ancira, Gerardo Estrada Attolini, or any one of them, his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form F-3, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of their or his/her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

This power of attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated in respect of Fomento Económico Mexicano, S.A.B. de C.V. on April 8, 2013.

Signature	Title

/s/ José Antonio Fernández Carbajal	Chief Executive Officer and Chairman of the Board of Directors
José Antonio Fernández Carbajal

/s/ Javier Gerardo Astaburuaga Sanjines	Chief Financial and Strategic Development Officer/ Chief Accounting Officer
Javier Gerardo Astaburuaga Sanjines

Director
Eva Garza Lagüera Gonda

/s/ Paulina Garza Lagüera Gonda	Director
Paulina Garza Lagüera Gonda

/s/ José Fernando Calderón Rojas	Director
José Fernando Calderón Rojas

Director
Consuelo Garza de Garza

/s/ Max Michel Suberville	Director
Max Michel Suberville

/s/ Alberto Bailleres González	Director
Alberto Bailleres González

/s/ Francisco Javier Fernández Carbajal	Director
Francisco Javier Fernández Carbajal

Director
Ricardo Guajardo Touché

/s/ Alfredo Livas Cantú	Director
Alfredo Livas Cantú

/s/ Bárbara Garza Lagüera Gonda	Director
Bárbara Garza Lagüera Gonda

Signature	Title

/s/ José Manuel Canal Hernando	Director
José Manuel Canal Hernando

Director
Armando Garza Sada

Director
Moisés Naim

/s/ Helmut Paul	Director
Helmut Paul

/s/ Michael Larson	Director
Michael Larson

Director
Robert E. Denham

Signature of Authorized Representative of Fomento Económico Mexicano, S.A.B. de C.V.

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Fomento Económico Mexicano, S.A.B. de C.V., has signed this registration statement in the City of Newark, State of Delaware, on April 8, 2013.

Signature	Title

/s/ Donald J. Puglisi	Authorized Representative in the United States
Donald J. Puglisi

Exhibit Index

Exhibit Number	Description of Exhibit

1.1	Form of Underwriting Agreement-Standard Provisions.*

4.1	Indenture dated as of April 8, 2013 between Fomento Económico Mexicano, S.A.B. de C.V., and The Bank of New York Mellon.

4.2	Form of debt security (included in Exhibit 4.1).

4.3	Form of guarantee.*

4.4	Form of warrant.*

4.5	Form of Supplemental Indenture among Fomento Económico Mexicano, S.A.B. de C.V., and The Bank of New York Mellon and The Bank of New York Mellon SA/NV, Dublin Branch.*

5.1	Opinion of Cleary Gottlieb Steen & Hamilton LLP as to the validity of the securities.

5.2	Opinion of Carlos Eduardo Aldrete Ancira, general counsel of Fomento Económico Mexicano, S.A.B. de C.V., as to the validity of the securities.

23.1	Consent of Mancera, S.C.

23.2	Consent of KPMG Accountants N.V.

23.3	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit 5.1).

23.4	Consent of Carlos Eduardo Aldrete Ancira, general counsel of Fomento Económico Mexicano, S.A.B. de C.V. (included in Exhibit 5.2).

24.1	Powers of attorney (included in the signature page of this registration statement).

25.1	Form T-1 Statement of Eligibility Under the Trust Indenture Act of 1939 of The Bank of New York Mellon, as trustee under the Base Indenture dated as of April 8, 2013.

*	To be filed by amendment or incorporated by reference. The registrant will furnish on a Form 6-K and incorporate by reference any related form used in the future and not previously filed by means of an amendment or incorporated by reference.